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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-61956 of Tellium, Inc. on Form S-8 of our reports dated February 22, 2001 (Except note 14, dated April 25, 2001) appearing in Registration Statement No. 333-46362 on Form S-1 of Tellium, Inc. and in the Registration Statement under Rule 462(b) of Tellium, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
November 13, 2001